Exhibit II

to

Schedule 13G

Joint Filing Agreement

The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G dated February 14, 2024 in connection with their beneficial ownership of Carriage Services, Inc. Each of CT American Smaller Companies Fund (US), a sub-fund of Columbia Threadneedle Investment Funds (UK) ICVC, TAM UK International Holdings Limited, Threadneedle Holdings Limited, TAM UK Holdings Limited, Threadneedle Asset Management Holdings Limited, TC Financing Limited, Threadneedle Asset Management Limited and Threadneedle Investment Services Limited authorizes Ameriprise Financial, Inc. to execute the Schedule 13G to which this Exhibit is attached and make any necessary amendments thereto.

Ameriprise Financial, Inc.

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Senior Vice President, North America Head of Operations & Investor Services

TAM UK International Holdings Limited
Threadneedle Holdings Limited
TAM UK Holdings Limited
Threadneedle Asset Management Holdings Limited
TC Financing Ltd
Threadneedle Asset Management Limited
Threadneedle Investment Services Limited

By Columbia Management Investment Advisers, LLC, as Attorney in Fact

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Senior Vice President, North America Head of Operations & Investor Services

CT American Smaller Companies Fund (US), a sub-fund of Threadneedle Investment Funds (UK) ICVC
By Columbia Management Investment Advisers, LLC, as Attorney in Fact

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Senior Vice President, North America Head of Operations & Investor Services